UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

X .	Preliminary Information Statement
.	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
.	Definitive Information Statement

RT TECHNOLOGIES, INC.

(Name of Registrant as Specified In its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

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WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

RT TECHNOLOGIES, INC.

2216 East Newcastle Drive

Sandy, Utah 84093

801-942-3938

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share, of record at the close of business on July __, 2011 (collectively, the “Shareholders”) of RT Technologies, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company.  This Information Statement is first being provided to the Shareholders on or about July __, 2011.

The corporate actions involve one (1) proposal (the “Proposal”) providing for the following:

To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every fifteen (15) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  No shareholder who currently has 100 or more shares will be reduced below 100 shares.

THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE 7,276,242 SHARES OF COMMON STOCK OF RECORD AT THE CLOSE OF BUSINESS ON JULY __, 2011 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE PROPOSALS, INCLUDING A PRINCIPAL SHAREHOLDER WHO HOLDS SHARES WITH VOTES WHICH REPRESENT IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S TOTAL VOTING INTEREST ENTITLED TO VOTE ON THE PROPOSALS.  THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN FIFTEEN (15) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

    /s/ Michael Lami

Michael Lami, President

Salt Lake City, Utah

July __, 2011

RT TECHNOLOGIES, INC.

2216 East Newcastle Drive

Sandy, Utah 84093

801-942-3938

___________________

INFORMATION STATEMENT

___________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of RT Technologies, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about July __, 2011 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”), of record at the close of business on July __, 2011 (collectively, the “Shareholders”).

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the close of business on July __, 2011 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a principal shareholder.  Specifically, a holder of our Common Stock entitled to cast 68.72% of the votes on all matters submitted to the shareholders for approval have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before July __, 2011, consisting of a recapitalization of the issued and outstanding shares of common stock which will result in the outstanding shares of the Corporation being reduced from 7,276,242 to approximately 485,083 through a reverse split of the issued and outstanding common stock on a one (1) for fifteen (15) basis (the “Proposal”).  Accordingly, all actions described in the Proposal are expected to be taken on or about July ___, 2011.

Who Is Entitled to Notice?

All holders of shares of Common Stock of record on the close of business on the Record Date will be entitled to notice of the action to be taken pursuant to the written consent of a certain principal shareholder. Specifically, a shareholder has consented in writing to the Proposal.  Under Nevada corporate law and the Company’s governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the shareholder is entitled to cast a number of votes equal to 68.72% of the total voting stock of the Company, no action by the other shareholders in connection with the Proposal set forth herein is required.

What Corporate Matters Has the Principal Shareholder Voted on and How Did He Vote?

The shareholder that holds 68.72% of the total voting capital stock of the Company holds a majority of the total voting capital stock required to vote on each matter.  Such principal shareholder has consented in writing to the following Proposal:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every fifteen (15) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (see page 5 herein);

What Was the Recommendation of the Board Of Directors?

The Board of Directors unanimously recommended that shareholders vote as follows:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every fifteen (15) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (see page 5 herein);

What Vote Was Required to Approve the Proposal?

Each share of Common Stock is entitled to one (1) vote.  As of the Record Date, we had 7,276,242 shares of Common Stock issued and outstanding.  Therefore, a majority of the 7,276,242 total voting shares of common stock of the Company in favor of the action is required to pass the shareholder resolution for this action.

Reverse Stock Split.  For the Proposal to adopt a reverse stock split of the issued and outstanding shares, a vote of a majority of the voting capital stock was required for approval of the Proposal.  As a result, the written consent to approve this Proposal by a certain principal shareholder (which vote is equal to 68.72% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

What will the outstanding stock structure be following the approval of the Proposals?

Once the reverse split is completed, the Company will have the following common stock structure:

	Prior to Corporate Action			After Effectiveness of Corporate Action
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	90,000,000	7,276,242	82,723,758	90,000,000	485,083	89,514,917
Preferred Stock	10,000,000	150,000	9,850,000	10,000,000	150,000	9,850,000

Does the Board of Directors have plans to issue the additional shares of Common Stock that will be available after the effective date of the corporate action?

No. The board of directors does not have any plans to issue the additional shares of common stock that will be available following the corporate action.  Currently, we can issue an additional 82,723,758 shares and following the corporate action we will be able to issue an additional 6,791,159 shares of common stock for a total of 89,514,917 common shares.  Although there are no plans to issue additional shares, our board of directors will have the authority, without shareholder, approval to issue the additional shares.  The issuance of additional shares would be dilutive to current shareholders.

Will Shareholders Receive Dissenters’ Rights?

Under Nevada law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposal set forth herein.

INFORMATION ON THE CONSENTING SHAREHOLDER

A shareholder who holds shares of Common Stock has consented in writing to the Proposal. The number of shares of Common Stock within his voting control as of the Record Date is listed below.  The following principal shareholder hold 68.72% of the shares of voting capital stock and accordingly, has sufficient shares to approve the Proposal:

Name and Address	Number of Common Shares Entitled to Vote	Percentage of Total Voting Capital Stock(1)

Michael Lami 2216 East Newcastle Drive Sandy, Utah 84093	5,000,0000	68.72%

——————

(1)

Applicable percentage of total voting stock is based on 7,276,242 shares of Common Stock issued and outstanding on July __, 2011.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of July __, 2011, with respect to the beneficial ownership of RT’s Common Stock by each director of RT and each person known by RT to be the beneficial owner of more than 5% of RT’s outstanding shares of Common Stock.  At July __, 2011, there were 7,276,242 shares of common stock outstanding.  For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities.  Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof.  The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Number of Shares Owned	Percent of Class
	Principal Stockholders
Common	Michael Lami 2216 East Newcastle Drive Sandy, Utah 84093	5,000,000	68.72
	Director(s) and Officers:
Common	Michael Lami	5,000,000	68.72
Common	Angela Ross	-	-
Common	All Officers and Director as a Group (two persons)	5,000,000	68.72

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

DESCRIPTION OF CAPITAL STOCK

General

The current authorized capital stock of our Company consists of ninety million (90,000,000) shares of common stock, par value $0.001 per share and ten million (10,000,000) shares of preferred stock, par value $0.001 per share. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock.  Additional information can be found in our Certificate of Incorporation (as amended) and our By-laws.

Common Stock

The Company is authorized to issue ninety million (90,000,000) shares of Common Stock, par value $0.001 per share.

All shares have equal voting rights and are not assessable.  Voting rights are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our Common Stock could, if they chose to do so, elect all the Directors.

Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and any liquidation preferences on outstanding preferred stock, will be distributed pro rata to the holders of the common stock.  The holders of the common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.  The shares of common stock presently outstanding are, and the shares of common stock to be issued pursuant to this offering will be, upon issuance, fully paid and nonassessable.

Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor.  We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

As of July __, 2011, there are 7,276,242 shares of common stock issued and outstanding.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance.  There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt.  The Company currently has 150,000 shares of Preferred Stock outstanding.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future.  The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Authorized but Unissued Stock

Authorized but unissued shares of common stock would be available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desire of the Board of Directors.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

Transfer Agent and Registrar

Colonial Stock Transfer Company is the transfer agent and registrar of our common stock.  Its address is 66, Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5540.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSAL

RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

The Board of Directors has recommended the outstanding shares of common stock be reversed or consolidated on a one (1) new share of common stock for every fifteen (15) existing shares of common stock outstanding.  Accordingly, following the effectiveness of the reverse split, shareholders will have one (1) share of common stock for every fifteen (15) shares currently held. The shares will be reduced proportionately so the percentage of ownership will not change.  All fractional shares will be rounded to up to the nearest whole share.  All shareholders who currently own more than 100 shares will not be reduced below 100 shares.

Purpose

Currently, the Company has no business with its prior operations having closed down.  Management is currently looking for other business opportunities but has not been able to locate any business opportunities as of this time.  Management feels that the current capital structure may make it difficult to attract a new business or financing opportunity with the large number of shares of common stock outstanding.  Accordingly, management believes, the reduction in outstanding shares may make it easier to attract new business opportunities.  There is no assurance that a reduction in outstanding shares will help attract new business opportunities.

Effect

After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock.  Further any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.   Currently, we have no options, warrants or rights to receive shares of common stock outstanding.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders’ percentage interest in RT (except for shareholders receiving one whole share for a fractional share interest).  The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split.  No shareholder who currently owns more than 100 shares will be reduced below 100 shares.

RT cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split.  Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock.  The trading price of our common stock may change due to a variety of other factors, most likely due to our lack of profitability or business.

Exchange of Stock Certificates

In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the recapitalization), to the Company’s transfer agent, Colonial Stock Transfer Company, 66 Exchange Place, Salt Lake City, Utah 84111, and be issued in exchange therefor, one new certificate in the new name of the Company representing the consolidated common stock on a 1 for 15 basis, rounded up to the nearest whole share.  No shareholder who currently owns more than 100 shares will be reduced below 100 shares.  The reverse split will be recorded at the transfer agent.  No action is required by the shareholders.  In the event that you would like a new share certificate reflecting the new number of post-split shares  you can request one at the transfer agent by sending in your certificate along with a check in the amount of $35 per certificate to be issued, payable to Colonial Stock Transfer Company.  To eliminate confusion regarding the consolidated common stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so and for those shares held in street name no shareholder action is required to effect the reverse split.  For shares held in street name, the shares will be automatically adjusted in the shareholder’s brokerage account.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the reverse stock split reducing the issued and outstanding shares.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to reverse split the issued and outstanding stock of the Company.  The principal shareholder that consented in writing to this Proposal holds 68.72% of the total issued and outstanding shares of voting stock and accordingly, this principal shareholder has sufficient shares to approve the Proposal.

ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT

Additional information on RT which has been filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement and annual and quarterly report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement and annual and quarterly report by sending a written request to the Company at 2216 East Newcastle Drive, Sandy, Utah 84093; or by calling the Company at (801) 942-3938 and requesting a copy of the Information Statement.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors
/s/ Michael Lami
Name: Michael Lami
Title: President

Salt Lake City, Utah

July__, 2011